EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Regions Financial Corporation (the “Company”) on Form 10-K for the year ending December 31, 2010 (the “Report”), I, O. B. Grayson Hall, Jr., Chief Executive Officer of the Company, and David J. Turner, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ O. B. GRAYSON HALL, Jr.	/s/ DAVID J. TURNER, Jr.
O. B. Grayson Hall, Jr. President and Chief Executive Officer	David J. Turner, Jr. Senior Executive Vice President and Chief Financial Officer

DATE: February 24, 2011

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Regions Financial Corporation and will be retained by Regions Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.